                                  THIRD AMENDED

                             PLAN OF REORGANIZATION

                             AND STOCK ISSUANCE PLAN

                 GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

                                GREENVILLE, OHIO

                                    ADOPTED:

                                 APRIL 18, 2005

                                    AMENDED:

                                 JUNE 20, 2005,
                               SEPTEMBER 19, 2005,
                                       AND
                                OCTOBER 25, 2005

                                  THIRD AMENDED

                             PLAN OF REORGANIZATION

                           AND STOCK ISSUANCE PLAN OF

                 GREENVILLE FEDERAL SAVINGS AND LOAN ASSOCIATION

                                TABLE OF CONTENTS

I.   Introduction...................................................................................       1
II.      Definitions................................................................................       2
III.     Plan of Reorganization.....................................................................       5
   A.    Certain Effects of Reorganization..........................................................       6
   B.    Conditions to Implementation of Reorganization.............................................       8
   C.    Special Meeting............................................................................       8
   D.    Rights of Members of the MHC...............................................................       9
   E.    Conversion of MHC to Stock Form............................................................       9
   F.    Timing of the Reorganization and Sale of Capital Stock.....................................      10
   G.    Number of Shares to be Offered.............................................................      10
   H.    Independent Valuation and Purchase Price of Shares.........................................      10
   I.    Stock Issuance Procedure...................................................................      11
   J.    Subscription Rights........................................................................      11
   K.    Public Offering and Direct Community Offering..............................................      13
   L.    Additional Limitations Upon Purchases of Shares of Holding Company Common Stock............      14
   M.    Restrictions and Other Characteristics of Holding Company Common Stock Being Sold..........      15
   N.    Exercise of Subscription Rights; Order Forms...............................................      15
   O.    Method of Payment..........................................................................      16
   P.    Undelivered Defective or Late Order Form; Insufficient Payment.............................      17
   Q.    Payment of Dividends and Repurchase of Stock...............................................      17
   R.    Completion of the Stock Offering...........................................................      18
   S.    Securities Registration and Market Making..................................................      18
   T.    Stock Purchases by Directors and Officers After the Offering...............................      18
   U.    Stock Benefit Plans........................................................................      18
   V.    Employment and Other Severance Agreements..................................................      19
   W.    Restriction on Financing Stock Purchases...................................................      19
   X.    Expenses of Reorganization.................................................................      19
   Y.    Interpretation.............................................................................      19
   Z.    Amendment or Termination of the Plan.......................................................      19

I. INTRODUCTION

      The Board of Directors of Greenville Federal Savings and Loan Association (the "Bank") has unanimously adopted this Plan of Reorganization and Stock Issuance Plan (the "Plan") pursuant to which the Bank proposes to reorganize from a federally chartered mutual savings and loan association into a federally chartered mutual holding company structure (the "Reorganization") pursuant to the laws of the United States of America and the rules and regulations of the Office of Thrift Supervision ("OTS"). The mutual holding company (the "MHC") will be owned by, and exclusive voting rights will be vested in, the members of the Bank. As part of the Reorganization and the Plan, the Bank will convert to a federal stock savings bank (the "Stock Bank") and will establish a federal holding company (the "Holding Company") which will be a majority-owned subsidiary of the MHC at all times so long as the MHC remains in existence. As part of the Reorganization and concurrently with it, the Holding Company intends to undertake a stock issuance through the offering of up to 49.9% of its to be outstanding common stock (the "Stock Offering"). The remaining common stock to be outstanding will be issued to the MHC. The corporate names of the Stock Bank, the Holding Company, and the MHC will be determined by the Board of Directors of the Bank, and the principal office of each will be located in Greenville, Ohio.

      The Stock Offering provides that non-transferable subscription rights to purchase Holding Company Common Stock will be offered in the following order:
(1) to Eligible Account Holders of record as of the Eligibility Record Date, (2) to the Bank's Tax-Qualified Employee Plans, (3) to Supplemental Eligible Account Holders of record as of the Supplemental Eligibility Record Date, and (4) to Other Members. Concurrently with, at any time during, or promptly after the Subscription Offering, and on a lowest priority basis, an opportunity to subscribe may also be offered to the general public in a Direct Community Offering or a Public Offering. The price of the Holding Company Common Stock will be based upon an independent appraisal of the Bank.

      The primary purpose of the Reorganization is to establish a holding company and a stock savings bank charter that will enable the Bank to compete and expand more effectively in the financial services marketplace. The Reorganization will structure the Bank in the stock form used by commercial banks, a majority of savings institutions and most major business corporations. The Reorganization will permit the Holding Company to issue Capital Stock, which is a source of capital not available to mutual associations. Because the Holding Company will not be offering all of its Common Stock for sale to depositors and the public in the Stock Offering, the Reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. Although the Reorganization and Stock Offering will create a stock savings bank and Holding Company, only a minority of the Common Stock will be offered for sale in the Stock Offering. As a result, the Bank's mutual form of ownership and its ability to remain an independent savings association and to provide community-oriented financial services will be preserved through the mutual holding company structure.

      The Reorganization will also provide the Bank with greater flexibility to structure and finance the expansion of its operations, including the potential acquisition of other financial institutions. Moreover, the formation of a mutual holding company will allow the MHC and/or the Holding Company to borrow funds, on a secured or unsecured basis, and to issue debt to the public or in a private placement. The proceeds of such borrowings or debt offering could be contributed to the Stock Bank to increase its capital or could be used by the MHC and/or the Holding Company for other purposes. There are currently no plans to issue debt or borrow funds by the MHC or the Holding Company. Lastly, the Reorganization will enable the Bank to better manage its capital by providing broader investment opportunities through the holding company structure and by enabling the Bank to distribute excess capital to stockholders of the Holding Company.

      The Bank is also expected to benefit from its management and other personnel having a stock ownership in its business, since stock ownership is viewed as an effective performance incentive and a means of attracting, retaining and compensating management and other personnel. No change will be made in the Board of Directors or management as a result of the Reorganization.

      The Reorganization is subject to the approval of the OTS and the affirmative vote of a majority of the total votes eligible to be cast by Voting Members of the Bank.

II. DEFINITIONS

      As used in this Plan, the terms set forth below have the following meanings:

      ACCOUNT(s): Withdrawable deposit(s) in the Bank, including certificates of deposit.

      ACTING IN CONCERT: The term "acting in concert" shall have the same meaning given it in Section 574.2(c) of the Regulations of the OTS. The determination of whether a group is acting in concert shall be made solely by the Board of Directors of the Bank or officers delegated by such Board of Directors and may be based on any evidence upon which such board or delegatee chooses to rely.

      AFFILIATE: An "affiliate" of, or a Person "affiliated" with, a specified Person is a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified.

      ASSOCIATE: The term "associate," when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than the Bank, the Holding Company, the MHC or a majority-owned subsidiary of any of them) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of the Bank, the MHC, the Holding Company or any subsidiary of the MHC or the Holding Company or any affiliate thereof; and (iv) any Person acting in concert with any of the Persons or entities specified in clauses (i) through (iii) above; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an associate of any Director or Officer of the Bank, the MHC or the Holding Company, to the extent provided herein. When used to refer to a Person other than an Officer or Director of the Bank, the Bank in its sole discretion may determine the Persons that are Associates of other Persons.

      BANK: Greenville Federal Savings and Loan Association, in its current mutual form of organization.

      CAPITAL STOCK: Any and all authorized stock of the Holding Company or the Stock Bank.

      COMMON STOCK: Common stock, par value $.01 per share, issued by the Holding Company simultaneously with the Reorganization, pursuant to its stock charter.

      DEPOSIT ACCOUNT: Any withdrawable or repurchasable account or deposit in the Bank as defined in Section 561.42 of the Regulations of the OTS, including Savings Accounts and demand accounts.

      DEPOSITOR: Any Person holding an Account in the Bank.

      DIRECT COMMUNITY OFFERING: The offering to the general public of any unsubscribed shares which may be effected as provided in Section III hereof.

      DIRECTOR: A member of the Board of Directors of the Bank and, where applicable, a member of the Board of Directors of the MHC and the Holding Company.

      EFFECTIVE DATE: The effective date of the Reorganization, which shall be the date of consummation of the Reorganization and Stock Offering in accordance with this Plan and all applicable approvals.

      ELIGIBLE ACCOUNT HOLDER: Any Person holding a Qualifying Deposit in the Bank on the Eligibility Record Date.

      ELIGIBILITY RECORD DATE: The close of business on March 31, 2004.

      EMPLOYEE: A Person who is employed by the Bank on the Effective Date.

      ESOP: The employee stock ownership plan established by either the Bank or the Holding Company.

      EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

      FDIC: The Federal Deposit Insurance Corporation.

      HOLA: The Home Owner's Loan Act, as amended.

      HOLDING COMPANY APPLICATION: The Application to be submitted by the Holding Company to the OTS to have the Holding Company acquire the common stock of the Stock Bank.

      INDEPENDENT APPRAISER: The appraiser retained by the Bank to prepare an appraisal of the pro forma market value of the Bank and the Holding Company.

      MARKET MAKER: A dealer (i.e., any Person who engages directly or indirectly as agent, broker or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system; or (ii) furnishes bona fide competitive bid and offer quotations on request; and (iii) is ready, willing, and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

      MARKETING AGENT: The broker-dealer responsible for organizing and managing the Stock Offering and sale of the Common Stock.

      MEMBERS: Any Person or entity that is entitled under the charter of the Bank and applicable OTS regulations to vote on matters affecting the Bank.

      MHC: Greenville Federal MHC, the mutual holding company established by the Bank incident to the Reorganization.

      MINORITY OWNERSHIP INTEREST: The shares of the Holding Company's Common Stock owned by Persons other than the MHC, expressed as a percentage of the total shares of Holding Company Common Stock outstanding.

      MINORITY STOCK OFFERING: One or more offerings of less than 50% in the aggregate of the outstanding Common Stock of the Holding Company to Persons other than the MHC.

      MINORITY STOCKHOLDER: Any owner of the Holding Company's Common Stock, other than the MHC.

      NON-TAX-QUALIFIED EMPLOYEE PLAN: Any defined benefit plan or defined contribution plan of the Bank or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust does not meet the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

      NON-VOTING STOCK: Any Capital Stock other than Voting Stock.

      NOTICE OF REORGANIZATION: The Notice of MHC Reorganization to be submitted by the Bank to the OTS to notify the OTS of the Reorganization.

      OTS: Office of Thrift Supervision, Department of the Treasury, and its successors.

      OFFICER: An executive officer of the Bank, including the Chairman, Chief Executive Officer, President, Executive Vice Presidents and Senior Vice Presidents in charge of principal business functions, Secretary, Treasurer, and any other Person participating in major policy making functions of the Bank.

      ORDER FORM: Form to be used in the Subscription Offering to exercise subscription rights.

      OTHER MEMBERS: Members of the Bank, other than Eligible Account Holders, Tax-Qualified Employee Plans or Supplemental Eligible Account Holders, as of the Voting Record Date.

      PARENT: A company that controls another company, either directly or indirectly through one or more subsidiaries.

      PERSON: Any individual, a corporation, a partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

      PLAN: This Plan of Reorganization and Stock Offering of the Bank as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

      PROXY STATEMENT: The proxy statement distributed to Voting Members as of the Voting Record Date in connection with the Special Meeting.

      PUBLIC OFFERING: The offering for sale through the Underwriters to selected members of the general public of any shares of Holding Company Common Stock not subscribed for in the Subscription Offering or the Direct Community Offering, if any.

      PUBLIC OFFERING PRICE: The price per share at which any unsubscribed shares of Holding Company Common Stock are initially offered for sale in the Public Offering.

      QUALIFYING DEPOSIT: The aggregate balance of $50 or more of each Deposit Account of an Eligible Account Holder or of a Supplemental Eligible Account Holder.

      REGULATIONS: The regulations of the OTS regarding mutual holding companies, stock issuance and conversion to stock form.

      REORGANIZATION: Collectively, all steps necessary for the Bank to reorganize into the mutual holding company form of organization in accordance with the Plan and the provisions of the HOLA and OTS Regulations.

      RESIDENCE: The terms "residence," "reside," "resided" or "residing" as used herein with respect to any Person shall mean any Person who occupied a dwelling in the communities in which the Bank does business, has an intent to remain with such communities for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within such communities together with an indication that such presence within such communities is something other than merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters shall be in these communities. To the extent a Person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a Person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank.

      SAIF: The Savings Association Insurance Fund, which is administered by the FDIC.

      SAVINGS ACCOUNT: The term "Savings Account" means any withdrawable account in the Bank except a demand account.

      SEC: United States Securities and Exchange Commission.

      SPECIAL MEETING: The special meeting and any adjournments thereof held to consider and vote upon this Plan.

      STOCK BANK: The federally chartered stock savings bank subsidiary of the Holding Company resulting from the Reorganization.

      HOLDING COMPANY: The federal stock corporation, majority-owned by the MHC, which is being formed for the purpose of initially owning 100% of the common stock of the Stock Bank.

      STOCK OFFERING: The offering of Common Stock of the Holding Company to Persons other than the MHC, in a Subscription Offering and, to the extent shares remain available, in a Direct Community Offering or otherwise.

      SUBSCRIPTION OFFERING: The offering of Common Stock of the Holding Company for subscription and purchase pursuant to this Plan.

      SUBSIDIARY: Any company, a majority of whose voting stock is indirectly or directly owned, controlled or held with power to vote by another company.

      SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS: Any Person holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder, a Tax-Qualified Employee Plan or an Officer or Director of the Bank.

      SUPPLEMENTAL ELIGIBILITY RECORD DATE: The supplemental record date for determining who qualifies as a Supplemental Eligible Account Holder. The Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding the approval by the OTS of the Reorganization.

      TAX-QUALIFIED EMPLOYEE PLANS: Any defined benefit plan or defined contribution plan of the Bank or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code, as amended.

      UNDERWRITERS: The investment banking firm or firms agreeing to offer and sell Holding Company Common Stock in the Public Offering.

      VOTING MEMBERS: Those Persons eligible to vote at meetings of Members of the Bank pursuant to the Bank's charter and bylaws and applicable OTS regulations.

      VOTING RECORD DATE: The date established by the Board of Directors of the Bank for determining which Members are eligible to vote at the Special Meeting.

      VOTING STOCK: 1. Common or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder to: (i) vote for or to select directors of the Bank or the Holding Company; and
      (ii) vote on or direct the conduct of the operations or other significant policies of the Bank or the Holding Company.

                    2. Notwithstanding anything in paragraph (1) above, preferred stock is not "Voting Stock" if: (i) voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Bank, or the payment of dividends by the Bank when preferred dividends are in arrears; (ii) the preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the issuer; and (iii) the preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Bank or the Holding Company.

                    3. Notwithstanding anything in paragraphs (1) and (2) above, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

III. PLAN OF REORGANIZATION

      Pursuant to Section 10(o) of the HOLA and 12 C.F.R. Part 575 of the OTS Regulations, the Reorganization will be accomplished in accordance with the procedures set forth in this Plan, applicable regulations of the OTS, and as otherwise may be required by the OTS.

A. CERTAIN EFFECTS OF REORGANIZATION

      1. ORGANIZATION OF THE MHC, THE HOLDING COMPANY AND THE STOCK BANK

            In connection with the Reorganization, the Bank will convert into the Stock Bank, a federally chartered capital stock savings bank. As a result, the Holding Company and the MHC will be formed as federal corporations. The Holding Company will own 100% of the Stock Bank's Voting Stock, and the MHC will own a majority interest in the Holding Company and the Stock Bank at all times as long as the MHC remains in the mutual form of organization.

            The Reorganization will be effected as follows, or in any manner approved by the Board of Directors of the Bank and the OTS that is consistent with the purposes of this Plan and applicable laws and regulations: (i) the Bank will organize an interim federally chartered stock savings bank as a wholly owned subsidiary ("Interim One"); (ii) Interim One will also organize an interim federally chartered stock savings bank as a wholly owned subsidiary ("Interim Two"); (iii) Interim One will organize the Holding Company as a wholly owned subsidiary; (iv) the Bank will exchange its charter for a federal stock savings bank charter to become the Stock Bank and Interim One will exchange its charter for a federal mutual holding company charter to become the MHC; (v) simultaneously with step (iv), Interim Two will merge with and into Stock Bank with the Stock Bank as the resulting institution; (vi) all of the initially issued stock of the Stock Bank will be transferred to the MHC in exchange for membership interests in the MHC; and (vii) the MHC will contribute the capital stock of the Stock Bank to the Holding Company, and the Stock Bank will become a wholly owned subsidiary of the Holding Company. Contemporaneously with the Reorganization, the Holding Company will offer for sale in the Stock Offering shares of Common Stock based on the pro forma market value of the Holding Company and the Bank.

            Upon consummation of the Reorganization, the legal existence of the Bank will not terminate, but the Stock Bank will be a continuation of the Bank, and all property of the Bank, including its right, title and interest in and to all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to the Bank, or which would inure to the Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Bank. The Stock Bank will have, hold and enjoy the same in its right and fully to the same extent as the same was possessed, held and enjoyed by the Bank. The Stock Bank will continue to have, succeed to, and be responsible for all rights, liabilities and obligations of the Bank and will maintain its headquarters operations at the Bank's present location.

            In connection with the Reorganization, the Bank will apply to the OTS to have the Holding Company retain up to 50% of the net proceeds of the Stock Offering, or such other amount as may be determined by the board of the Bank. The Stock Bank may distribute additional capital to the Holding Company following the Reorganization, subject to the OTS regulations governing capital distributions. The Holding Company will have the power to issue shares of Capital Stock to Persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least a majority of the Voting Stock of the Holding Company. The Holding Company may issue any amount of Non-Voting Stock to Persons other than the MHC. The Holding Company will be authorized to undertake one or more Minority Stock Offerings of less than 50% in the aggregate of the total outstanding Common Stock of the Holding Company, and the Holding Company intends to offer for sale up to 49.9% of its Common Stock in the Stock Offering. The Bank believes that capitalization of the MHC and the Holding Company will provide the MHC and the Holding Company with economic strength separate and apart from the Stock Bank and could facilitate future activities by the MHC and the Holding Company.

      2. EFFECT ON DEPOSIT ACCOUNTS AND BORROWINGS

            Each Deposit Account in the Bank on the Effective Date will remain a Deposit Account in the Stock Bank in the same amount and upon the same terms and conditions, and will continue to be federally insured up to the legal maximum by the FDIC in the same manner as the Deposit Account existed in the Bank immediately prior to the Reorganization. Upon consummation of the Reorganization, all loans and other borrowings from the Bank shall retain the same status with the Stock Bank after the Reorganization as they had with the Bank immediately prior to the Reorganization.

      3. THE STOCK BANK

            Upon completion of the Reorganization, the Stock Bank will be authorized to exercise any and all powers, rights and privileges of, and will be subject to all limitations applicable to, capital stock savings banks under federal law. A copy of the proposed charter and bylaws of the Stock Bank is attached hereto as Exhibit A and made a part of this Plan. The Reorganization will not result in any reduction of the amount of retained earnings (other than the assets of the Bank retained by or distributed to the Holding Company or the MHC), undivided profits, and general loss reserves that the Bank had prior to the Reorganization. Such retained earnings and general loss reserves will be accounted for by the MHC, the Holding Company and the Stock Bank on a consolidated basis in accordance with generally accepted accounting principles.

            The initial members of the Board of Directors of the Stock Bank will be the members of the existing Board of Directors of the Bank. The Stock Bank will be wholly owned by the Holding Company. The Holding Company will be wholly owned by its stockholders, who will consist of the MHC and the Persons who purchase Common Stock in the Stock Offering and any subsequent Minority Stock Offering. Upon the Effective Date of the Reorganization, the voting and membership rights of Members will be transferred to the MHC, subject to the conditions specified below.

      4. THE HOLDING COMPANY

            The Holding Company will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to savings and loan holding companies and mutual holding companies under federal law and regulations. The initial members of the Board of Directors of the Holding Company will be the existing Board of Directors of the Bank. Thereafter, the voting stockholders of the Holding Company will elect approximately one-third of the Holding Company's directors annually. A copy of the proposed charter and bylaws of the Holding Company is attached as Exhibit B and made part of this Plan.

            The Holding Company will have the power to issue shares of Capital Stock to Persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least a majority of the Voting Stock of the Holding Company. The Holding Company may issue any amount of Non-Voting Stock to Persons other than the MHC. The Holding Company will be authorized to undertake one or more Minority Stock Offerings of less than 50% in the aggregate of the total outstanding Common Stock of the Holding Company, and the Holding Company intends to offer for sale up to 49.9% of its Common Stock in the Stock Offering.

      5. THE MHC

            As a mutual corporation, the MHC will have no stockholders. The members of the MHC will have exclusive voting authority as to all matters requiring a vote of members under the charter of the MHC. Persons who have membership rights with respect to the Bank immediately prior to the Reorganization shall continue to have such rights solely with respect to the MHC after the Reorganization so long as such Persons remain depositors or borrowers, as the case may be, of the Bank after the Reorganization. In addition, all Persons who become Depositors of the Stock Bank following the Reorganization will have membership rights with respect to the MHC. The rights and powers of the MHC will be defined by the MHC's charter and bylaws, a copy of which is attached to this Plan as Exhibit C and made a part of this Plan, and by the statutory and regulatory provisions applicable to savings and loan holding companies and mutual holding companies. In particular, the MHC shall be subject to the limitations and restrictions imposed on savings and loan holding companies by Section 10(o)(5) of the HOLA.

            The initial members of the Board of Directors of the MHC will be the existing Board of Directors of the Bank. Thereafter, approximately one-third of the directors of the MHC will be elected annually by the members of the MHC, who will consist of certain of the former Members of the Bank and all Persons who become Depositors of the Stock Bank after the Reorganization.

B. CONDITIONS TO IMPLEMENTATION OF REORGANIZATION

      Consummation of the Reorganization is expressly conditioned upon the following:

      1. Approval of the Plan by a majority of the Board of Directors of the Bank;

      2. The filing of a Notice of Reorganization, including the Plan, with the OTS and either: (a) the OTS has given written notice of its intent not to disapprove the Reorganization; or (b) sixty days have passed since the OTS received the Notice of Reorganization and deemed it sufficient under Section 516 of the Regulations, and the OTS has not given written notice that the Reorganization is disapproved or extended for an additional 30 days the period during which disapproval may be issued;

      3. The filing of the Holding Company Application with and approval by the OTS pursuant to the HOLA for the Holding Company and MHC to become savings and loan holding companies by owning or acquiring 100% of the common stock of the Stock Bank and at least more than 50% of the Holding Company, respectively, to be issued in connection with the Reorganization;

      4. All necessary approvals have been obtained from the OTS in connection with the adoption of the charter and bylaws of the MHC, the Holding Company and the Stock Bank, the conversion of the Bank to a stock charter, and any transfer of assets and liabilities of the Bank to the Stock Bank pursuant to the Plan;

      5. Approval of the Plan by a majority of the total votes of Voting Members of the Bank eligible to be cast at the Special Meeting;

      6. Satisfaction of all conditions specified or otherwise imposed by the OTS in connection with approval of the Notice of Reorganization and all transactions related thereto;

      7. Receipt by the Bank of a favorable ruling of the Internal Revenue Service ("IRS") or an opinion of the Bank's tax advisor with respect to federal taxation to the effect that consummation of the Reorganization will not be a taxable event to the MHC, the Holding Company, the Stock Bank, the Bank or the Bank's Depositors; and

      8. Receipt by the Bank of either a private letter ruling of the Ohio taxation authorities or an opinion of the Bank's tax advisor with respect to Ohio taxation to the effect that consummation of the Reorganization will not be a taxable event to the MHC, the Holding Company, the Stock Bank, the Bank or the Bank's Depositors.

C. SPECIAL MEETING

      Subsequent to the approval of the Plan by the OTS, the Special Meeting shall be scheduled in accordance with the Bank's bylaws. Promptly after receipt of approval and at least 20 days but not more than 45 days prior to the Special Meeting, the Bank shall distribute proxy solicitation materials to all Voting Members as of the Voting Record Date. The proxy solicitation materials shall include the Proxy Statement and other documents authorized for use by the regulatory authorities, and may also include a copy of the Plan. The proxy materials shall contain the information that is relevant to the action to be taken by the Voting Members.

      Pursuant to the Regulations of the OTS, an affirmative vote of not less than a majority of the total outstanding votes of the Voting Members eligible to be cast is required for approval of the Plan. Voting may be in person or by proxy in accordance with the charter and bylaws of the Bank. The OTS shall be notified promptly of the actions of the Voting Members.

D. RIGHTS OF MEMBERS OF THE MHC

      Following the Reorganization, all Persons who had membership rights with respect to the Bank as of the date of the Reorganization will continue to have such rights solely with respect to the MHC. All existing proxies granted by Members of the Bank to the Board of Directors of the Bank shall automatically become proxies granted to the Board of Directors of the MHC. In addition, all Persons who become depositors of the Stock Bank subsequent to the Reorganization also will have membership rights with respect to the MHC. In each case, no Person who ceases to be the holder of a deposit account in the Stock Bank after the Reorganization shall have any membership or rights with respect to the MHC.

E. CONVERSION OF MHC TO STOCK FORM

      Following the completion of the Reorganization, the MHC may elect to convert to stock form in accordance with applicable law (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur. If a Conversion Transaction does not occur, the MHC will always own a majority of the Common Stock of the Holding Company.

      In a Conversion Transaction, the MHC would merge with and into the Stock Bank or the Holding Company, with the Stock Bank or the Holding Company as the resulting entity, and the depositors of the Stock Bank would receive the right to subscribe for a number of shares of common stock of the Holding Company. The additional shares of common stock of the Holding Company issued in the Conversion Transaction would be sold at their aggregate pro forma market value as determined by an independent appraisal.

      Any Conversion Transaction shall be fair and equitable to Minority Stockholders. In any Conversion Transaction, Minority Stockholders, if any, will be entitled without additional consideration to maintain the same percentage ownership interest in the Holding Company after the Conversion Transaction as their percentage ownership interest in the Holding Company immediately prior to the Conversion Transaction (i.e., the "Minority Ownership Interest"). The Minority Ownership Interest of Minority Stockholders shall not be reduced in a Conversion Transaction as a result of any waiver of dividends by the MHC.

      At the sole discretion of the Board of Directors of the MHC and the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs. If a Conversion Transaction does not occur, the MHC will always own a majority of the voting stock of the Holding Company. Management of the Bank has no current intention to conduct a Conversion Transaction.

      A Conversion Transaction would require the approval of applicable federal regulators and would be presented to a vote of the members of the MHC. Federal regulatory policy requires that in any Conversion Transaction the members of the MHC will be accorded the same stock purchase priorities as if the MHC were a mutual savings institution converting to stock form.

F. TIMING OF THE REORGANIZATION AND SALE OF CAPITAL STOCK

      The Bank intends to consummate the Reorganization as soon as feasible following the receipt of all approvals referred to in the Plan. Subject to the approval of the OTS, the Holding Company intends to commence the Stock Offering concurrently with the proxy solicitation of Members. The Holding Company may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan by the Members at the Special Meeting. The Bank's proxy solicitation materials may permit certain Members to return to the Bank by a reasonable date certain a postage paid card or other written communication requesting receipt of the prospectus describing the Stock Offering if the prospectus is not mailed concurrently with the proxy solicitation materials. The Stock Offering shall be conducted in compliance with 12 C.F.R. 563g, the securities offering regulations of the SEC and, to the extent applicable, Form OC promulgated under the Regulations. The Bank will not finance or loan funds to any Person to purchase Common Stock.

G. NUMBER OF SHARES TO BE OFFERED

      The total number of shares (or range thereof) of Common Stock to be issued and offered for sale pursuant to the Plan shall be determined initially by the Board of Directors of the Bank and the Holding Company in conjunction with the determination of the Independent Appraiser. The number of shares to be offered may be adjusted prior to completion of the Stock Offering. The total number of shares of Common Stock that may be issued to Persons other than the MHC at the close of the Stock Offering must be less than 50% of the issued and outstanding shares of Common Stock of the Holding Company.

H. INDEPENDENT VALUATION AND PURCHASE PRICE OF SHARES

      All shares of Common Stock sold in the Stock Offering shall be sold at a uniform price per share. The purchase price and number of shares to be outstanding shall be determined by the Board of Directors of the Holding Company on the basis of the estimated pro forma market value of the Holding Company and the Bank. The aggregate purchase price for the Common Stock will not be inconsistent with such estimated market value of the Holding Company and the Bank. The estimated pro forma market value of the Holding Company and the Bank will be determined for such purposes by the Independent Appraiser.

      Prior to the commencement of the Stock Offering, an estimated valuation range will be established, which range may vary within 15% above to 15% below the midpoint of such range, and up to 15% greater than the maximum of such range, as determined by the Board of Directors at the time of the Stock Offering and consistent with OTS regulations. The Holding Company intends to issue up to 49.9% of its common stock in the Stock Offering. The number of shares of Common Stock to be issued and the ownership interest of the MHC may be increased or decreased by the Holding Company, taking into consideration any change in the independent valuation and other factors, at the discretion of the Board of Directors of the Bank and the Holding Company.

      Based upon the independent valuation as updated prior to the commencement of the Stock Offering, the Board of Directors may establish the minimum and maximum ownership percentage applicable to the Stock Offering, may fix the ownership percentage of the Minority Stockholders, or may establish the minimum and maximum aggregate dollar amount of shares to be sold. In the event the ownership percentage of the Minority Stockholders is not fixed in the Stock Offering, the minority ownership percentage (the "Minority Ownership Percentage") will be determined as follows: (a) the product of (x) the total number of shares of Common Stock issued by the Holding Company and (y) the purchase price per share divided by (b) the estimated aggregate pro forma market value of the Bank and the Holding Company immediately after the Stock Offering as determined by the Independent Appraiser, expressed in terms of a specific aggregate dollar amount rather than as a range, upon the closing of the Stock Offering or sale of all the Common Stock.

      Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Holding Company, the Bank and the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock to be issued is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company and the Bank. If such confirmation is not received, the Holding Company may cancel the Stock Offering, extend the Stock Offering and establish a new estimated valuation range and/or estimated price range, extend, reopen or hold a new Stock Offering or take such other action as the OTS may permit.

      The estimated market value of the Holding Company and the Bank shall be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with OTS regulations. The Common Stock to be issued in the Stock Offering shall be fully paid and nonassessable.

      If there is a Direct Community Offering or Public Offering of shares of Common Stock not subscribed for in the Subscription Offering, the price per share at which the Common Stock is sold in such Direct Community Offering or Public Offering shall be equal to the purchase price per share at which the Common Stock is sold to Persons in the Subscription Offering. Shares sold in the Direct Community Offering or Public Offering will be subject to the same limitations as shares sold in the Subscription Offering.

I. STOCK ISSUANCE PROCEDURE

      In descending order of priority, the Holding Company Common Stock will be offered for sale in the Subscription Offering to: (i) Eligible Account Holders,
(ii) Tax-Qualified Employee Plans, (iii) Supplemental Eligible Account Holders, and (iv) Other Members, prior to or within 45 days after the date of the Special Meeting. However, the Holding Company and the Bank may delay commencing the Subscription Offering beyond such 45-day period in the event there exist unforeseen material adverse market or financial conditions. The Bank may, either concurrently with, at any time during, or promptly after the Subscription Offering, also offer the Holding Company Common Stock to and accept subscriptions from other Persons in a Direct Community Offering or a Public Offering; provided that the Bank's Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders and Other Members shall have the priority rights to subscribe for Holding Company Common Stock set forth in Section III of this Plan. The minimum purchase by any Person shall be 25 shares. The Bank may use its discretion in determining whether prospective purchasers are "Residents", "Associates" or "Acting in Concert", and in interpreting any and all other provisions of the Plan. All such determinations are in the sole discretion of the Bank.

      The period for the Subscription Offering and Direct Community Offering will be not less than 20 days nor more than 45 days unless extended by the Bank. Upon completion of the Subscription Offering and the Direct Community Offering, if any, any unsubscribed shares of Holding Company Common Stock may be sold through the Underwriters to selected members of the general public in the Public Offering. If for any reason all of the shares are not sold in the Subscription Offering, the Direct Community Offering, if any, and the Public Offering, if any, the Holding Company and the Bank will use their best efforts to obtain other purchasers, subject to OTS approval. Completion of the sale of all shares of Holding Company Common Stock not sold in the Subscription Offering is required within 45 days after termination of the Subscription Offering, subject to extension of such 45-day period by the Holding Company and the Bank with the approval of the OTS. The Holding Company and the Bank may jointly seek one or more extensions of such 45-day period if necessary to complete the sale of all shares of Holding Company Common Stock. In connection with such extensions, subscribers and other purchasers will be permitted to increase, decrease or rescind their subscriptions or purchase orders to the extent required by the OTS in approving the extensions. Completion of the sale of all shares of Holding Company Common Stock is required within 24 months after the date of the Special Meeting.

J. SUBSCRIPTION RIGHTS

      Non-transferable subscription rights to purchase shares will be issued without payment therefor to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders and Other Members, as set forth below.

1. PRIORITY NO. 1: ELIGIBLE ACCOUNT HOLDERS

      Each Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Holding Company Common Stock in an amount equal to the greater of $150,000, or one-tenth of one percent (.10%) of the total offering of shares, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date.

      If sufficient shares are not available, shares shall be allocated first to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make this total allocation, to the extent possible, equal to the lesser of (i) 100 shares or (ii) the number of shares subscribed for. Thereafter, unallocated shares will be allocated among each subscribing Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled.

      Non-transferable subscription rights to purchase Holding Company Common Stock received by Directors and Officers of the Bank and their Associates, based on their increased deposits in the Bank in the one-year period preceding the Eligibility Record Date, shall be subordinated to the subscription rights of other Eligible Account Holders.

2. PRIORITY NO. 2: TAX-QUALIFIED EMPLOYEE PLANS

      Each Tax-Qualified Employee Plan shall be entitled to receive non-transferable subscription rights to purchase up to 10% of the shares of Holding Company Common Stock, provided that singly or in the aggregate such plans (other than that portion of such plans which is self-directed) shall not purchase more than 10% of the shares of the Holding Company Common Stock. Subscription rights received pursuant to this Category shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to Category No. 1; provided, however, that notwithstanding any other provision of this Plan to the contrary, the Tax-Qualified Employee Plans shall have a first priority subscription right to the extent that the total number of shares of Holding Company Common Stock sold in the Stock Offering exceeds the maximum of the estimated valuation range as set forth in the subscription prospectus.

3. PRIORITY NO. 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS

      To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and Tax-Qualified Employee Plans, each Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Holding Company Common Stock in an amount equal to the greater of $150,000, or one-tenth of one percent (.10%) of the total offering of shares, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders in the converting Bank, in each case on the Supplemental Eligibility Record Date.

      Subscription rights received pursuant to this category shall be subordinated to all subscription rights received by Eligible Account Holders and Tax-Qualified Employee Plans pursuant to Category Nos. 1 and 2 above.

      Any non-transferable subscription rights to purchase shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the subscription rights to be distributed to such Person pursuant to this Category.

      In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated first to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Category No. 1) equal to the lesser of: (i) 100 shares, or (ii) the number of shares subscribed for. Thereafter the unallocated shares shall be allocated among each subscribing Supplemental Eligible Account Holder pro rata in the same proportion that his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.

4. PRIORITY NO. 4: OTHER MEMBERS

      To the extent that there are sufficient shares remaining after satisfaction of the subscriptions of Eligible Account Holders, Tax Qualified Plans and Supplemental Eligible Account Holders, each Other Member shall receive non-transferable subscription rights to subscribe for shares of Holding Company Common Stock subject to the following conditions:

            i. Each Other Member shall be entitled to subscribe for an amount of shares equal to the greater of $150,000, or one-tenth of one percent (.10%) of the total offering of shares of common stock in the Stock Offering, to the extent that Holding Company Common Stock is available.

            ii. In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated among the subscribing Other Members pro rata in the same proportion that his number of votes on the Voting Record Date bears to the total number of votes on the Voting Record Date of all subscribing Other Members on such date. Such number of votes shall be determined based on the Bank's mutual charter and bylaws in effect on the date of approval by members of this Plan, as well as applicable OTS regulations that provide voting rights to borrowers as of March 20, 1986.

K. PUBLIC OFFERING AND DIRECT COMMUNITY OFFERING

      1. Any shares of Holding Company Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Direct Community Offering. This may involve an offering of all unsubscribed shares directly to the general public with a preference to those natural Persons who reside in the counties where the Bank has an office. The Direct Community Offering, if any, shall commence concurrently with, during or promptly after the Subscription Offering. The purchase price per share to the general public in a Direct Community Offering shall be the same as the subscription price. The Holding Company and the Bank may use an investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in the Direct Community Offering. The Holding Company and the Bank may pay a commission or other fee to such investment banking firm or firms as to the shares sold by such firm or firms in the Direct Community Offering and may also reimburse such firm or firms for expenses incurred in connection with the sale. The Holding Company Common Stock will be offered and sold in the Direct Community Offering, if any, in accordance with OTS regulations, so as to achieve the widest distribution of the Holding Company Common Stock. No Person may subscribe for or purchase more than $150,000 of Holding Company Common Stock in the Direct Community Offering, if any. Further, the Bank may limit total subscriptions under this Section so as to assure that the number of shares available for the Public Offering may be up to a specified percentage of the number of shares of Holding Company Common Stock. Finally, the Bank may reserve shares offered in the Direct Community Offering for sales to institutional investors.

      In the event of an oversubscription for shares in the Direct Community Offering, shares may be allocated (to the extent shares remain available) first to cover orders of natural Persons residing in the local community, then to cover the orders of any other Person subscribing for shares in the Direct Community Offering so that each such Person may receive 1,000 shares, and thereafter, on a pro rata basis to such Persons based on the amount of their respective subscriptions. In the event that orders for Common Stock in any of the categories exceed the number of shares available for sale, shares may be allocated on a pro rata basis within a category based on the amount of the respective orders.

      The Bank and the Holding Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section. Further, the Bank and the Holding Company may, at their sole discretion, elect to forego a Direct Community Offering and instead effect a Public Offering as described below.

      2. Any shares of Holding Company Common Stock not sold in the Subscription Offering or in the Direct Community Offering, if any, may then be sold through the Underwriters to selected members of the general public in the Public Offering. It is expected that the Public Offering will commence as soon as practicable after termination of the Subscription Offering and the Direct Community Offering, if any. The Bank and the Holding Company, in their sole discretion, may reject any subscription, in whole or in part, received in the Public Offering. The Public Offering shall be completed within 90 days after the termination of the Subscription Offering, unless such period is extended as provided herein. No Person may purchase more than $150,000 of Holding Company Common Stock in the Public Offering, if any.

      3. If for any reason any shares remain unsold after the Subscription Offering, the Public Offering, if any, and the Direct Community Offering, if any, the Boards of Directors of the Holding Company and the Bank will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the OTS and to compliance with applicable securities laws. Depending upon market and financial conditions, the Board of Directors of the Bank, with the approval of the OTS, may increase or decrease any of the purchase limitations set forth in this Plan.

L. ADDITIONAL LIMITATIONS UPON PURCHASES OF SHARES OF HOLDING COMPANY COMMON
   STOCK

      The following additional limitations shall be imposed on all purchases of Holding Company Common Stock in the Stock Offering:

      1. No Person may subscribe for or purchase in the Stock Offering more than $150,000 of Holding Company Common Stock. No Person together with any Associates or group of Persons acting in concert may subscribe for or purchase in the Stock Offering more than $200,000 of Holding Company Common Stock. For purposes of this paragraph, an Associate of a Person does not include a Tax-Qualified or Non-Tax Qualified Employee Plan in which the Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity. Moreover, for purposes of this paragraph, shares held by one or more Tax-Qualified or Non-Tax Qualified Employee Plans attributed to a Person shall not be aggregated with shares purchased directly by or otherwise attributable to that Person.

      2. No Director or Officer together with his or her Associates may purchase in all categories in the Stock Offering Holding Company Common Stock in an aggregate amount in excess of the lesser of (i) the amount set forth in paragraph 1 of this Section III.L., (ii) 4.9% of the Holding Company Common Stock, or (iii) 4.9% of the stockholders' equity of the Holding Company at the close of the Reorganization. All Directors and Officers and their Associates may not purchase in all categories in the Stock Offering an aggregate of more than the lesser of 33% of the Holding Company Common Stock held by persons other than the MHC at the close of the Reorganization or 33% of the stockholders' equity of the Holding Company held by persons other than the MHC at the close of the Reorganization.

      3. The minimum number of shares of Holding Company Common Stock that may be purchased by any Person in the Stock Offering is 25 shares, provided sufficient shares are available.

      Depending upon market and financial conditions, the Boards of Directors of the Holding Company and the Bank, with the approval of the OTS and without further approval of the Members, may increase or decrease any of the above purchase limitations.

      For purposes of this Section, the Directors of the Holding Company and the Bank shall not be deemed to be Associates or a group acting in concert solely as a result of their serving in such capacities.

      Each Person purchasing Common Stock in the Stock Offering shall be deemed to confirm that such purchase does not conflict with the above purchase limitations. All questions concerning whether any Persons are Associates or a group acting in concert or whether any purchase conflicts with the purchase limitations in this Plan or otherwise violates any provision of this Plan shall be determined by the Bank in its sole discretion. Such determination shall be conclusive and binding on all Persons and the Bank may take any remedial action, including without limitation rejecting the purchase or referring the matter to the OTS for action, as in its sole discretion the Bank may deem appropriate.

      The Holding Company will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for shares of Common Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights in the Subscription Offering or be permitted to purchase shares of Common Stock if such Person resides in a foreign country or in a state of the United States with respect to which any of the following apply: (a) a small number of Persons otherwise eligible to subscribe for shares under this Plan reside in such state; (b) the issuance of subscription rights or the offer or sale of shares of Common Stock to such Persons would require the Holding Company, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; or (c) such registration or qualification would be impracticable for reasons of cost or otherwise.

      M. Restrictions and Other Characteristics of Holding Company Common Stock Being Sold

      Holding Company Common Stock purchased by Persons other than Directors and Officers of the Holding Company or the Bank will be transferable without restriction. Shares purchased by Directors or Officers shall not be sold or otherwise disposed of for value for a period of one year from the date of the Stock Offering, except for any disposition of such shares (i) following the death of the original purchaser, or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities. Any transfers that could result in a change of control of the Stock Bank or the Holding Company or result in the ownership by any Person or group acting in concert of more than 10% of any class of the Stock Bank's or the Holding Company's equity securities are subject to the prior approval of the OTS.

      The certificates representing shares of Holding Company Common Stock issued to Directors and Officers shall bear a legend giving appropriate notice of the one-year holding period restriction. Appropriate instructions shall be given to the transfer agent for such stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of common stock of the Holding Company subsequently issued as a stock dividend, stock split, or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for Holding Company or Bank Directors and Officers as may be then applicable to such restricted stock.

N. EXERCISE OF SUBSCRIPTION RIGHTS; ORDER FORMS

      1. As soon as practicable after the prospectus prepared by the Holding Company and the Bank has been determined effective by the SEC, copies of the prospectus and Order Form will be sent to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members, and Directors, Officers and employees at their last known address as shown on the records of the Bank.

      2. Each Order Form will be preceded or accompanied by a prospectus describing the Holding Company and the Stock Bank and the shares of Holding Company Common Stock being offered for subscription and containing all other information required by the OTS or the SEC or necessary to enable Persons to make informed investment decisions regarding the purchase of Holding Company Common Stock.

      3. The Order Form used for the Subscription Offering will contain, among other things, the following:

            i. A clear and intelligible explanation of the subscription rights granted under the Plan to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, Other Members, and Directors, Officers and employees;

            ii. A specified expiration date by which the Order Form must be returned to and actually received by the Bank or its representative for purposes of exercising subscription rights, which date will be not less than 20, nor more than 45, days after the Order Forms are mailed by the Bank;

            iii The subscription price to be paid for each share subscribed for when the Order Form is returned;

            iv. A statement that 25 shares is the minimum number of shares of Holding Company Common Stock that may be subscribed for under the Plan;

            v. A specifically designated blank space for indicating the number of shares being subscribed for;

            vi. A set of detailed instructions as to how to complete the Order Form, including a statement as to the available alternative methods of payment for the shares being subscribed for;

            vii. Specifically designated blank spaces for dating and signing the Order Form;

            viii. An acknowledgement that the subscriber has received the prospectus prior to execution of the Order Form;

            ix. A statement of the consequences of failing to properly complete and return the Order Form, including a statement that the subscription rights will expire on the expiration date specified on the Order Form unless such expiration date is extended by the Holding Company and the Bank, and that the subscription rights may be exercised only by delivering the Order Form, properly completed and executed, to the Bank or its representative by the expiration date, together with required payment of the subscription price for all shares of Holding Company Common Stock subscribed for;

            x. A statement that the subscription rights are non-transferable and that all shares of Holding Company Common Stock subscribed for upon exercise of subscription rights must be purchased on behalf of the Person exercising the subscription rights for his own account; and

            xi. A statement that, after receipt by the Bank or its representative, a subscription may not be modified, withdrawn or canceled without the consent of the Bank.

O. METHOD OF PAYMENT

      Payment for all shares of Holding Company Common Stock subscribed for must accompany all completed Order Forms. Payment may be made in cash (if presented in Person), by check or by money order or, if the subscriber has a Deposit Account in the Bank (including a certificate of deposit), the subscriber may authorize the Bank to charge the subscriber's account.

      If a subscriber authorizes the Bank to charge his or her account, the funds will continue to earn interest, but may not be used by the subscriber until all Holding Company Common Stock has been sold or the Plan is terminated, whichever is earlier. The Bank will allow subscribers to purchase shares by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties with the exception of prepaid interest in the form of promotional gifts. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement, in which event the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Holding Company Common Stock under the Plan. Interest will also be paid, at not less than the then-current passbook rate, on all orders paid in cash, by check or money order, from the date payment is received until consummation of the Stock Offering. Payments made in cash, by check or money order will be placed by the Bank in an escrow or other account established specifically for this purpose.

      In the event of an unfilled amount of any subscription order, the Stock Bank will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after consummation of the Stock Offering. If for any reason the Stock Offering is not consummated, purchasers will have refunded to them all payments made and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at the Bank.

      If any Tax-Qualified Employee Plans or Non-Tax-Qualified Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares subscribed for at the time they subscribe, but may pay for such shares of Holding Company Common Stock subscribed for upon consummation of the Stock Offering. In the event that, after the completion of the Subscription Offering, the amount of shares to be issued is increased above the maximum of the estimated valuation range included in the prospectus, the Tax Qualified and Non-Tax Qualified Employee Plans shall be entitled to increase their subscriptions by a percentage equal to the percentage increase in the amount of shares to be issued above the maximum of the estimated valuation range, provided that such subscriptions shall continue to be subject to applicable purchase limits and stock allocation procedures.

P. UNDELIVERED DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

      In the event Order Forms (a) are not delivered and are returned to the Bank by the United States Postal Service or the Bank is unable to locate the addressee, (b) are not received back by the Bank or are received by the Bank after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Common Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon; provided that the Bank may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation by the Bank of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the OTS.

Q. PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

      The Stock Bank or the Holding Company shall not declare or pay a cash dividend on, or repurchase any of, its Capital Stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for any required liquidation account or (ii) the federal regulatory capital requirement set forth in Section 567.2 of the Regulations of the OTS. Otherwise, the Stock Bank may declare dividends, make capital distributions or repurchase its capital stock in accordance with applicable law and regulations. Subject to the approval of the OTS, the MHC may waive its right to receive dividends declared by the Stock Bank or the Holding Company.

R. COMPLETION OF THE STOCK OFFERING

      The Stock Offering will be terminated if not completed within 90 days from the date of approval by the OTS, unless the OTS approves an extension thereof.

S. SECURITIES REGISTRATION AND MARKET MAKING

      Promptly following the Stock Offering, the Holding Company will register its stock with the SEC pursuant to the Exchange Act. In connection with the registration, the Holding Company will undertake not to deregister such stock, without the approval of the OTS, for a period of three years thereafter. At the close of the Stock Offering, the Holding Company shall use its best efforts to:

      1. encourage and assist a market maker to establish and maintain a market for the Common Stock; and

      2. list the Common Stock on a national or regional securities exchange, or on the Nasdaq System.

T. STOCK PURCHASES BY DIRECTORS AND OFFICERS AFTER THE OFFERING

      For a period of three years after the proposed Stock Offering, no Director or Officer of the Stock Bank or its Affiliates or an Associate of such Person may purchase, without the prior written approval of the OTS, any Common Stock of the Holding Company, except from a broker-dealer registered with the SEC, except that the foregoing shall not apply to:

      1. Negotiated transactions involving more than 1% of the outstanding stock in that class of stock; or

      2. Purchases of stock made by and held by any Tax-Qualified or Non-Tax Qualified Employee Plan of the Stock Bank or the Holding Company, even if such stock is attributed to Directors, Officers or their Associates.

U. STOCK BENEFIT PLANS

      The Board of Directors of the Bank and/or the Holding Company intend to adopt one or more stock benefit plans for its employees, officers and directors, including an ESOP, stock award plans and stock option plans, which will be authorized to purchase Common Stock and grant options for Common Stock.

      However, only the Tax-Qualified Employee Plans will be permitted to purchase Common Stock in the Stock Offering subject to the purchase priorities set forth in this Plan. The Board of Directors of the Bank intends to establish the ESOP and authorize the ESOP and any other Tax-Qualified Employee Plans to purchase in the aggregate up to 10% of the shares issued, excluding shares issued to the MHC. The Stock Bank or the Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Plans to purchase Common Stock issued in the Stock Offering or to purchase issued and outstanding shares of Common Stock or authorized but unissued shares of Common Stock subsequent to the completion of the Stock Offering, provided such contributions do not cause the Stock Bank to fail to meet any of its regulatory capital requirements. This Plan specifically authorizes the grant and issuance by the Holding Company of (i) awards of Common Stock after the Stock Offering pursuant to one or more stock recognition and award plans (the "Recognition Plans") in an amount equal to up to 4% of the number of shares of Common Stock issued in the Stock Offering, (ii) options to purchase a number of shares of the Holding Company's Common Stock in an amount equal to up to 10% of the number of shares of Common Stock issued in the Stock Offering and shares of Common Stock issuable upon exercise of such options, and (iii) Common Stock to one or more Tax Qualified Employee Plans, including the ESOP, at the closing of the Stock Offering or at any time thereafter, in an amount equal to up to 8% of the shares issued. Shares awarded to the Tax Qualified Employee Plans or pursuant to the Recognition Plans, and shares issued upon exercise of options may be authorized but unissued shares of the Holding Company's Common Stock, or shares of Common Stock purchased by the Holding Company or such plans on the open market. Any awards of Common Stock under the Recognition Plans and the stock option plans will be subject to prior stockholder approval.

V. EMPLOYMENT AND OTHER SEVERANCE AGREEMENTS

      Following or contemporaneously with the Reorganization, the Bank and/or the Holding Company may enter into employment and/or severance arrangements with one or more executive officers of the Bank and/or the Holding Company. It is anticipated that any employment contracts entered into by the Bank and/or the Holding Company will be for terms not exceeding three years and that such contracts will provide for annual renewals of the term of the contracts, subject to approval by the Board of Directors. The Bank and/or the Holding Company also may enter into severance arrangements with one or more executive officers which provide for the payment of severance compensation in the event of a change in control of the Stock Bank and/or the Holding Company. The terms of such employment and severance arrangements have not been determined as of this time, but will be described in any prospectus circulated in connection with the Stock Offering and will be subject to and comply with all regulations of the OTS.

W. RESTRICTION ON FINANCING STOCK PURCHASES

      The Holding Company will not knowingly offer or sell any of the Common Stock proposed to be issued to any Person, other than the ESOP, whose purchase would be financed by funds loaned to the Person by the Holding Company, the Bank or any of their Affiliates.

X. EXPENSES OF REORGANIZATION

      The Bank shall use its best efforts to assure that expenses incurred by it in connection with the Reorganization shall be reasonable.

Y. INTERPRETATION

      All interpretations of this Plan and application of its provisions to particular circumstances shall be made by the Board of Directors of the Bank, and all such interpretations shall be final, subject to the authority of the OTS.

Z. AMENDMENT OR TERMINATION OF THE PLAN

      If deemed necessary or desirable, the Plan may be substantively amended at any time prior to solicitation of proxies from Voting Members to vote on the Plan by a majority vote of the Bank's Board of Directors, and at any time thereafter by a majority vote of the Board of Directors with the concurrence of the OTS. Any amendment to the Plan made after approval by the Voting Members, with the approval of the OTS, shall not necessitate further approval by the Members unless otherwise required by the OTS. The Plan may be terminated by a majority vote of the Bank's Board of Directors at any time prior to the Special Meeting to vote on the Plan, and at any time thereafter by a majority vote of the Board of Directors with the concurrence of the OTS. The Plan shall terminate automatically if the Reorganization is not completed within 24 months of the date Voting Members approve the Plan at the Special Meeting, which time period may not be extended by the Bank's Board of Directors. Failure of the Members to approve the Plan will result in a termination of the Plan.

      By adoption of the Plan, the Members of the Bank authorize the Board of Directors to amend or terminate the Plan under the circumstances set forth in this Section.

Exhibits A-1 and A-2 Charter and Bylaws of the MHC

Exhibits B-1 and B-2 Charter and Bylaws of the Holding Company

Exhibits C-1 and C-2 Charter and Bylaws of Stock Bank

                                   EXHIBIT A-1

                             GREENVILLE FEDERAL MHC

                         MUTUAL HOLDING COMPANY CHARTER

SECTION 1: Corporate title. The name of the mutual holding company is Greenville Federal MHC (the "MHC").

SECTION 2: Duration. The duration of the MHC is perpetual.

SECTION 3: Purpose and powers. The purpose of the MHC is to pursue any or all of the lawful objectives of a federal mutual savings and loan holding company chartered under section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and all acts amendatory thereof and supplemental thereto, subject to the Constitution and the laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

SECTION 4: Capital. The MHC shall have no capital stock.

SECTION 5: Members. All holders of the savings, demand, or other authorized accounts of Greenville Federal (the "Association") are members of the MHC. In the consideration of all questions requiring action by the members of the MHC, each holder of an account in the Association shall be permitted to cast one vote for each $100, or fraction thereof, of the withdrawal value of the member's account. No member, however, shall cast more than 1,000 votes. All accounts shall be nonassessable. Borrowers from the Association who are members of the Association as of March 20, 1986, shall continue to have one vote for the period of time such borrowings are in existence.

SECTION 6. Directors. The MHC shall be under the direction of a board of directors. The authorized number of directors shall not be fewer than five nor more than fifteen, as fixed in the MHC's bylaws, except that the number of directors may be decreased to a number less than five or increased to a number greater than fifteen with the prior approval of the Director of the Office or his or her delegate.

SECTION 7: Capital, surplus, and distribution of earnings. The MHC shall distribute net earnings to account holders of the Association on such basis and in accordance with such terms and conditions as may from time to time be authorized by the Director of the Office; provided, that the MHC may establish minimum account balance requirements for account holders of the Association to be eligible for distributions of earnings.

All holders of accounts of the Association shall be entitled to equal distribution of the assets of the MHC, pro rata to the value of their accounts in the Association, in the event of voluntary or involuntary liquidation, dissolution, or winding up of the MHC. Moreover, in any such event, or in any other situation in which the priority of such accounts is in controversy, all such accounts shall, to the extent of their withdrawal value, be debts of the MHC having the same priority as the claims of general creditors of the MHC not having priority (other than priority arising or resulting from consensual subordination) over other general creditors of the MHC.

SECTION 8. Amendment. Adoption of any preapproved charter amendment shall be effective after such preapproved amendment has been approved by the members at a legal meeting. Any other amendment, addition, change, or repeal of this charter must be approved by the Office prior to approval by the members at a legal meeting and shall be effective upon filing with the Office in accordance with regulatory procedures.

Attest:

_____________________
Secretary of the MHC

By:

_______________________________________________
President or Chief Executive Officer of the MHC

Attest:

____________________________________________
Secretary of the Office of Thrift Supervision

By:

___________________________________________
Director of the Office of Thrift Supervision

Effective Date:

                                   EXHIBIT A-2

                             GREENVILLE FEDERAL MHC

                          MUTUAL HOLDING COMPANY BYLAWS

1. ANNUAL MEETING OF MEMBERS. The annual meeting of the members of Greenville Federal MHC (the "Mutual Company") for the election of directors and for the transaction of any other business of the Mutual Company shall be held, as designated by the board of directors, at a location within the state that constitutes the principal place of business of the Mutual Company, or at any other convenient place the board of directors may designate, at a date to be designated by the board of directors within 150 days after the end of the Mutual Company's fiscal year. At each annual meeting, the officers shall make a full report of the financial condition of the Mutual Company and of its progress for the preceding year and shall outline a program for the succeeding year.

2. SPECIAL MEETINGS OF MEMBERS. Special meetings of the members of the Mutual Company may be called at any time by the president or the board of directors and shall be called by the president, a vice president, or the secretary upon the written request of members of record holding in the aggregate at least one-tenth of the votes eligible to be cast by the members of the Mutual Company. Such written request shall state the purpose of the meeting and shall be delivered at the principal place of business of the Mutual Company addressed to the president. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order or any other set of written procedures agreed to by the board of directors.

3. NOTICE OF MEETING OF MEMBERS. Notice of each meeting shall be either published once a week for the two successive calendar weeks (in each instance on any day of the week) immediately prior to the week in which such meeting shall convene, in a newspaper printed in the English language and of general circulation in the city or county in which the principal place of business of the subsidiary association of the Mutual Company is located, or mailed postage prepaid at least 15 days and not more than 45 days prior to the date on which such meeting shall convene, to each of its members of record at the last address appearing on the books of the Mutual Company. Such notice shall state the name of the Mutual Company, the place of the meeting, the date and time when it shall convene, and the matters to be considered. A similar notice shall be posted in a conspicuous place in each of the offices of the subsidiary association of the Mutual Company during the 14 days immediately preceding the date on which such meeting shall convene. If any member, in person or by authorized attorney, shall waive in writing notice of any meeting of members, notice thereof need not be given to such member. When any meeting is adjourned for 30 days or more, notice of the adjournment and reconvening of the meeting shall be given as in the case of the original meeting.

4. FIXING OF RECORD DATE. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or in order to make a determination of members for any other proper purpose, the board of directors shall fix in advance a record date for any such determination of members. Such date shall be not more than 60 days nor fewer than 10 days prior to the date on which the action requiring such determination of members is to be taken. The members entitled to participate in any such action shall be the members of record on the books of the Mutual Company on such record date. The number of votes which each member shall be entitled to cast at any meeting of the members shall be determined from the books of the Mutual Company as of such record date. Any member of such record date who ceases to be a member prior to such meeting shall not be entitled to vote at that meeting. The same determination shall apply to any adjourned meeting.

5. MEMBER QUORUM. Any number of members present and voting, represented in person or by proxy, at a regular or special meeting of the members shall constitute a quorum. A majority of all votes cast at any meeting of the members shall determine any question, unless otherwise required by regulation. Directors, however, are elected by a plurality of the votes cast at an election of directors. At any adjourned meeting any business may be transacted which might have been transacted at the meeting as originally called. Members present at a duly constituted meeting may continue to transact business until adjournment.

6. VOTING BY PROXY. Voting at any annual or special meeting of the members may be by proxy pursuant to the rules and regulations of the Office; provided, that no proxies shall be voted at any meeting unless such proxies shall have been placed on file with the secretary of the Mutual Company, for verification, prior to the convening of such meeting. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the member. All proxies with a term greater than eleven months or solicited at the expense of the Mutual Company must run to the board of directors as a whole, or to a committee appointed by a majority of such board. Accounts held by an administrator, executor, guardian, conservator or receiver may be voted in person or by proxy by such person. Accounts held by a trustee may be voted by such trustee either in person or by proxy, in accordance with the terms of the trust agreement, but no trustee shall be entitled to vote accounts without a transfer of such accounts into the trustee name. Accounts held in trust in an IRA or Keogh Account, however, may be voted by the Mutual Company if no other instructions are received. Joint accounts shall be entitled to no more than 1,000 votes, and any owner may cast all the votes unless the Mutual Company has otherwise been notified in writing.

7. COMMUNICATION BETWEEN MEMBERS. Communication between members shall be subject to any applicable rules or regulations of the Office. No member, however, shall have the right to inspect or copy any portion of any books or records of the Mutual Company or Greenville Federal containing: (i) a list of depositors in or borrowers from such Mutual Company; (ii) their addresses; (iii) individual deposit or loan balances or records; or (iv) any data from which such information could reasonably be constructed.

8. NUMBER OF DIRECTORS, MEMBERSHIP AND AGE LIMITATION. The number of directors shall be seven, except where authorized by the Office. Each director shall be a member of the Mutual Company and of Greenville Federal. Directors shall be elected for periods of one to three years and until their successors are elected and qualified, but if a staggered board is chosen, provision shall be made for the election of approximately one-third or one-half of the board each year, as appropriate. No person 75 years of age or older shall be eligible for election, reelection, appointment, or reappointment to the board. Any director whose term expires at the time of an annual meeting and is 73 years of age at the time of the annual meeting may be reelected for a term not exceeding two years, and any director whose term expires at the time of an annual meeting and is 74 years of age at the time of the annual meeting may be reelected for a one-year term.

9. MEETINGS OF THE BOARD. The board of directors shall meet regularly without notice at the principal place of business of the Mutual Company at least once each calendar quarter at an hour and date fixed by resolution of the board, provided that the place of meeting may be changed by the directors. Special meetings of the board may be held at any place specified in a notice of such meeting and shall be called by the secretary upon the written request of the chairman or of three directors. All special meetings shall be held upon at least 24 hours written notice to each director, unless notice is waived in writing before or after such meeting. Such notice shall state the place, date, time, and purposes of such meeting. A majority of the authorized directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. Action may be taken without a meeting if unanimous written consent is obtained for such action. The board may also permit telephonic participation at meetings. The meetings shall be under the direction of a chairman, appointed annually by the board, or in the absence of the chairman, the meetings shall be under the direction of the president.

10. OFFICERS, EMPLOYEES, AND AGENTS. Annually at the meeting of the board of directors of the Mutual Company following the annual meeting of the members of the Mutual Company, the board shall elect a president, one or more vice presidents, a secretary, and a treasurer or comptroller; provided, that the offices of president and secretary may not be held by the same person and a vice president may also be the treasurer or comptroller. The board may appoint such additional officers, employees, and agents as it may from time to time determine. The term of office of all officers shall be one year or until their respective successors are elected and qualified. Any officer may be removed at any time by the board with or without cause, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed. In the absence of designation from time to time of powers and duties by the board, the officers shall have such powers and duties as generally pertain to their respective offices.

11. VACANCIES, RESIGNATION OR REMOVAL OF DIRECTORS. Members of the Mutual Company shall elect directors by ballot; provided, that in the event of a vacancy on the board between meetings of members, the board of directors may, by their affirmative vote, fill such vacancy, even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the members. Any director may resign at any time by sending a written notice of such resignation to the Mutual Company delivered to the secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt by the secretary. More than three consecutive absences from regular meetings of the board, unless excused by resolution of the board, shall automatically constitute a resignation, effective when such resignation is accepted by the board. At a meeting of members called expressly for that purpose, directors or the entire board may be removed, only with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

12. POWERS OF THE BOARD. The board of directors shall have the power: (a) By resolution, to appoint from among its members and remove an executive committee, which committee shall have and may exercise the powers of the board between the meetings of the board, but no such committee shall have the authority of the board to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all the property and assets of the Mutual Company; such committee shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law; (b) to appoint and remove by resolution the members of such other committees as may be deemed necessary and prescribe the duties thereof; (c) to fix the compensation of directors, officers, and employees; and to remove any officer or employee at any time with or without cause; and (d) to exercise any and all of the powers of the Mutual Company not expressly reserved by the charter to the members.

13. EXECUTION OF INSTRUMENTS, GENERALLY. All documents and instruments or writings of any nature shall be signed, executed, verified, acknowledged, and delivered by such officers, agents, or employees of the Mutual Company or any one of them and in such manner as from time to time may be determined by resolution of the board. All notes, drafts, acceptances, checks, endorsements, and evidences of indebtedness of the Mutual Company whatsoever shall be signed by such officer or officers or such agent or agents of the Mutual Company and in such manner as the board may from time to time determine. Endorsements for deposit to the credit of the Mutual Company in any of its duly authorized depositories shall be made in such manner as the board may from time to time determine. Proxies to vote with respect to shares or accounts of other mutual companies or stock of other corporations owned by, or standing in the name of, the Mutual Company may be executed and delivered from time to time on behalf of the Mutual Company by the president or a vice president and the secretary or an assistant secretary of the Mutual Company or by any other persons so authorized by the board.

14. NOMINATING COMMITTEE. The chairman, at least 30 days prior to the date of each annual meeting, shall appoint a nominating committee of three persons who are members of the Mutual Company. Such committee shall make nominations for directors in writing and deliver to the secretary such written nominations at least 15 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 15-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Provided such committee is appointed and makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting, unless other nominations by members are made in writing and delivered to the secretary of the Mutual Company at least 10 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 10-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Ballots bearing the names of all persons nominated by the nominating committee and by other members prior to the annual meeting shall be provided for use by the members at the annual meeting. If at any time the chairman shall fail to appoint such nominating committee, or the nominating committee shall fail or refuse to act at least 15 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any member and shall be voted upon.

15. NEW BUSINESS. Any new business to be taken up at the annual meeting, including any proposal to increase or decrease the number of directors of the Mutual Company, shall be stated in writing and filed with the secretary of the Mutual Company at least 30 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any member may make any other proposal at the annual meeting and the same may be discussed and considered; but unless stated in writing and filed with the secretary 30 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or regular meeting of the members taking place at least 30 days thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

16. SEAL. The seal shall be two concentric circles between which shall be the name of the Mutual Company. The year of incorporation, the word "Incorporated" or an emblem may appear in the center.

17. AMENDMENT. Adoption of any bylaw amendment pursuant to Section 544.5 of the Office's regulations, as long as consistent with applicable law, rules and regulations, and which adequately addresses the subject and purpose of the stated bylaw section, shall be effective after (i) approval of the amendment by a majority vote of the authorized board, or by a vote of the members of the Mutual Company at a legal meeting; and (ii) receipt of any applicable regulatory approval. When the Mutual Company fails to meet its quorum requirement solely due to vacancies on the board, the bylaws may be amended by an affirmative vote of a majority of the sitting board.

18.   INDEMNIFICATION, EXPENSES AND INSURANCE.

      a. INDEMNIFICATION. The Mutual Company shall indemnify its officers and directors to the full extent permitted by the regulations of the Office, the regulations of the Federal Deposit Insurance Corporation and any other applicable laws and regulations. The Mutual Company may, to such extent and in such manner as is determined by the board of directors, but in no event to an extent greater than is permitted by the regulations of the Office, the regulations of the Federal Deposit Insurance Corporation and any other applicable laws and regulations, indemnify any employees of the Mutual Company permitted to be indemnified by provisions of such laws and regulations. The rights to indemnification conferred in these bylaws shall be contract rights and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the person's heirs, executors and administrators.

      b. EXPENSES. The right to indemnification conferred by these bylaws shall include the right to be paid by the Mutual Company the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent authorized by the regulations of the Office, the Federal Deposit Insurance Corporation and any other applicable laws and regulations.

      c. INSURANCE. The Mutual Company may maintain insurance to the full extent permitted by the regulations of the Office, regulations of the Federal Deposit Insurance Corporation and any other applicable laws and regulations, at its expense, to protect itself and any director, officer, employee or agent of the Mutual Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss.

                                   EXHIBIT B-1

                    GREENVILLE FEDERAL FINANCIAL CORPORATION

                FEDERAL STOCK SUBSIDIARY HOLDING COMPANY CHARTER

SECTION 1. Corporate title. The full corporate title of the MHC subsidiary holding company is Greenville Federal Financial Corporation (the "Company").

SECTION 2. Domicile. The domicile of the Company shall be in the City of Greenville, in the State of Ohio.

SECTION 3. Duration. The duration of the Company is perpetual.

SECTION 4. Purpose and powers. The purpose of the Company is to pursue any or all of the lawful objectives of a federal mutual holding company chartered under section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

SECTION 5. Capital stock. The total number of shares of all classes of capital stock that the Company has the authority to issue is 9,000,000, of which 8,000,000 shall be common stock of par value of $.01 per share and of which 1,000,000 shall be preferred shares par value of $.01 per share. The shares may be issued from time to time as authorized by the board of directors without further approval of shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Company. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the Company, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Company that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

Except for shares issued in the initial organization of the Company, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Company (except for shares issued to Greenville Federal MHC ("MHC")) other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class of a series of capital stock to vote as a separate class or series or to more than one vote per share. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, and there shall be no right to cumulate votes in an election of directors; provided, that this restriction on voting separately by class or series shall not apply:

(i) To any provision that would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

(ii) To any provision that would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Company with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Company if the preferred stock is exchanged for securities of such other corporation; provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office or the Federal Deposit Insurance Corporation; or

(iii) To any amendment that would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment that would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment that increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving company in a merger or consolidation for the Company, shall not be considered to be such an adverse change.

A description of the different classes and series (if any) of the Company's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock, are as follows:

A. Common stock. Except as provided in this Section 5 (or in any supplementary sections thereto), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, and there shall be no right to cumulate votes in an election of directors

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

In the event of any liquidation, dissolution, or winding up of the Company, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Company available for distribution remaining after: (i) payment or provision for payment of the Company's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Company. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

B. Preferred stock. The Company may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(a) The distinctive serial designation and the number of shares constituting such series;

(b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

(c) The voting powers, full or limited, if any, of shares of such series;

(d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

(e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company;

(f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

(g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Company and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange.

(h) The price or other consideration for which the shares of such series shall be issued; and

(i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Company shall file with the Secretary to the Office a dated copy of that supplementary section of this charter established and designating the series and fixing and determining the relative rights and preferences thereof.

SECTION 6. Preemptive rights. Holders of the capital stock of the Company shall not be entitled to preemptive rights with respect to any shares of the Company which may be issued.

SECTION 7. Directors. The Company shall be under the direction of a board of directors. The authorized number of directors, as stated in the Company's bylaws, shall not be fewer than five nor more than fifteen, except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

SECTION 8. Certain Provisions Applicable for Five Years. Notwithstanding anything contained in the Company's charter or bylaws to the contrary, for a period of five years from the date of the organization of Greenville Savings and Loan Association in capital stock form, the following provisions shall apply:

A. Beneficial Ownership Limitation. No person other than the parent mutual holding company shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of an equity security of the Company. This limitation shall not apply to a transaction in which the Company forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan that is exempt from the approval requirements under
Section 574.3(c)(1)(vi) of the Office's regulations.

In the event shares are acquired in violation of this section 8, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

For purposes of this section 8, the following definitions apply:

(1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Company.

(2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

(3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

B. Call for Special Meetings. Special meetings of stockholders relating to changes in control of the Company or amendments to its charter shall be called only upon direction of the board of directors.

SECTION 9. Amendment of charter. Except as provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is proposed by the board of directors of the Company, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

Attest: _______________
Secretary of the Subsidiary Holding Company

By: ________________________
President or Chief Executive Officer of the Subsidiary Holding Company

Attest: _____________________
Secretary of the Office of Thrift Supervision

By: _________________________
Director of the Office of Thrift Supervision

                                Effective Date: ____________________

                                   EXHIBIT B-2

                    GREENVILLE FEDERAL FINANCIAL CORPORATION

                 FEDERAL STOCK SUBSIDIARY HOLDING COMPANY BYLAWS

                             ARTICLE I - HOME OFFICE

      The home office of Greenville Federal Financial Corporation (the "Company") shall be at 690 Wagner Avenue, in the City of Greenville, in the County of Darke, in the State of Ohio.

                            ARTICLE II - SHAREHOLDERS

      SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the Company or at such other convenient place as the board of directors may determine.

      SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Company for the election of directors and for the transaction of any other business of the Company shall be held annually within 150 days after the end of the Company's fiscal year at such date and time within such 150-day period as the board of directors may determine.

      SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (the "Office"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Company addressed to the chairman of the board, the president, or the secretary.

      SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws or the board of directors adopts another written procedure for the conduct of meetings. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

      SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Company as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

      SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment.

      SECTION 7. VOTING LISTS. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Company shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Company and shall be subject to inspection by any shareholder of record or the shareholders agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or any shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in Section 552.6(d) of the Office's regulations as now or hereafter in effect.

      SECTION 8. QUORUM. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

      SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

      SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Company to the contrary, at any meeting of the shareholders of the Company, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

      SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may by voted by the Company if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither treasury shares of its own stock held by the Company nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

      SECTION 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president. Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

      SECTION 13. NOMINATING COMMITTEE. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Company at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

      SECTION 14. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Company at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

      SECTION 15. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III - BOARD OF DIRECTORS

      SECTION 1. GENERAL POWERS. The business and affairs of the Company shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

      SECTION 2. NUMBER, TERM AND AGE LIMITATION. The board of directors shall consist of seven members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually. No person 75 years of age or older shall be eligible for election, reelection, appointment, or reappointment to the board. Any director whose term expires at the time of an annual meeting and is 73 years of age at the time of the annual meeting may be reelected for a term not exceeding two years, and any director whose term expires at the time of an annual meeting and is 74 years of age at the time of the annual meeting may be reelected for a one-year term.

      SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall he held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

      SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Company, unless the Company is a wholly owned subsidiary of a holding company.

      SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Company's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons. Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

      SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the Company receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice of waiver of notice of such meeting.

      SECTION 7. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

      SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

      SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

      SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Company addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

      SECTION 11. VACANCIES. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

      SECTION 12. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

      SECTION 13. PRESUMPTION OF ASSENT. A director of the Company who is present at a meeting of the board of directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

      SECTION 14. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this Section shall apply, with respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                   ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

      SECTION 1. APPOINTMENT. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

      SECTION 2. AUTHORITY. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Company, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business; a voluntary dissolution of the Company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

      SECTION 3. TENURE. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

      SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

      SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

      SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

      SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

      SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective. No notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

      SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

      SECTION 10. OTHER COMMITTEES. The board of directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Company and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - OFFICERS

      SECTION 1. POSITIONS. The officers of the Company shall be a president, one or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Company may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

      SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Company shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Company to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

      SECTION 3. REMOVAL. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Company will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

      SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

      SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

      SECTION 1. CONTRACTS. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Company to enter into a contract or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances.

      SECTION 2. LOANS. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

      SECTION 3. CHECKS; DRAFTS; ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by one or more officers, employees or agents of the Company in such manner as shall from time to time be determined by the board of directors.

      SECTION 4. DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in any duly authorized depositories as the board of directors may select.

            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

      SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Company shall be in such form as shall be determined by the board of directors and approved by the

Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Company authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Company as the board of directors may prescribe.

      SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Company shall be deemed by the Company to be the owner for all purposes.

                           ARTICLE VIII - FISCAL YEAR

      The fiscal year of the Company shall end on the 30th of June of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX - DIVIDENDS

      Subject to the terms of the Company's charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the Company may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - CORPORATE SEAL

      The board of directors shall provide a Company seal, which shall be two concentric circles between which shall be the name of the Company. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - AMENDMENTS

      These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the Company at any legal meeting, and (ii) receipt of any applicable regulatory approval. When a Company fails to meet its quorum requirements solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

              ARTICLE XII - INDEMNIFICATION, EXPENSES AND INSURANCE

      SECTION 1. INDEMNIFICATION. The Company shall indemnify its officers and directors to the full extent permitted by the regulations of the Office, the regulations of the Federal Deposit Insurance Corporation and any other applicable laws and regulations. The Company may, to such extent and in such manner as is determined by the board of directors, but in no event to an extent greater than is permitted by the regulations of the Office, the regulations of the Federal Deposit Insurance Corporation and any other applicable laws and regulations, indemnify any employees of the Company permitted to be indemnified by provisions of such laws and regulations. The rights to indemnification conferred in these bylaws shall be contract rights and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the person's heirs, executors and administrators.

      SECTION 2. EXPENSES. The right to indemnification conferred by these bylaws shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, to the fullest extent authorized by the regulations of the Office, the Federal Deposit Insurance Corporation and any other applicable laws and regulations.

      SECTION 3. INSURANCE. The Company may maintain insurance to the full extent permitted by the regulations of the Office, regulations of the Federal Deposit Insurance Corporation and any other applicable laws and regulations, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss.

                                   EXHIBIT C-1

                               GREENVILLE FEDERAL

                              FEDERAL STOCK CHARTER

SECTION 1. Corporate title. The full corporate title of the savings bank is Greenville Federal (the "Savings Bank").

SECTION 2. Office. The home office shall be located in the City of Greenville, in the State of Ohio.

SECTION 3. Duration. The duration of the Savings Bank is perpetual.

SECTION 4. Purpose and powers. The purpose of the Savings Bank is to pursue any or all of the lawful objectives of a federal savings bank chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

SECTION 5. Capital stock. The total number of shares of all classes of the capital stock that the Savings Bank has the authority to issue is eight million, all of which shall be common stock of par value of $.01 per share. The shares may be issued from time to time as authorized by the board of directors without the approval of its shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Association. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Savings Bank), labor, or services actually performed for the Savings Bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Association, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Savings Bank that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

Except for shares issued in the initial organization of the Savings Bank or in connection with the conversion of the Savings Bank from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Savings Bank other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors, unless the charter provides that there shall be no such cumulative voting. Subject to any provision for a liquidation account, in the event of any liquidation, dissolution, or winding up of the Savings Bank, the holders of the common stock shall be entitled, after payment or provision for payment of all debts and liabilities of the Savings Bank, to receive the remaining assets of the Savings Bank available for distribution, in cash or in kind. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

SECTION 6. Preemptive rights. Holders of the capital stock of the Savings Bank shall not be entitled to preemptive rights with respect to any shares of the Savings Bank which may be issued.

SECTION 7. Directors. The Savings Bank shall be under the direction of a board of directors. The authorized number of directors, as stated in the Savings Bank's bylaws, shall not be fewer than five nor more than fifteen, except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

SECTION 8. Amendment of charter. Except as provided in Section 5, no amendment, addition, alteration, change or repeal of this charter shall be made, unless such is proposed by the board of directors of the Savings Bank, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the Office.

Attest: ____________________

       Secretary of the Savings Bank
By: __________________________

       President or Chief Executive Officer of the Savings Bank

Attest: _______________________

       Secretary of the Office of Thrift Supervision

By:____________________

       Director of the Office of Thrift Supervision

Effective Date: _____________________

                                   EXHIBIT C-2

                               GREENVILLE FEDERAL

                              FEDERAL STOCK BYLAWS

                             ARTICLE I - HOME OFFICE

      The home office of Greenville Federal (the "Savings Bank") shall be at 690 Wagner Avenue, in the City of Greenville, in the County of Darke, in the State of Ohio.

                            ARTICLE II - SHAREHOLDERS

      SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the Savings Bank or at such other convenient place as the board of directors may determine.

      SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Savings Bank for the election of directors and for the transaction of any other business of the Savings Bank shall be held annually within 150 days after the end of the Savings Bank's fiscal year on such date and time within such 150-day period as the board of directors may determine.

      SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (the "Office"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Savings Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Savings Bank addressed to the chairman of the board, the president, or the secretary.

      SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws or the board of directors adopts another written procedure for the conduct of meetings. The board of directors shall designate, when present, either the chairman of the board or the president to preside at such meetings.

      SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Savings Bank as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

      SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment.

      SECTION 7. VOTING LISTS. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Savings Bank shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Savings Bank and shall be subject to inspection by any shareholder of record or the shareholders agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or any shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in Section 552.6(d) of the Office's regulations as now or hereafter in effect.

      SECTION 8. QUORUM. A majority of the outstanding shares of the Savings Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

      SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

      SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Savings Bank to the contrary, at any meeting of the shareholders of the Savings Bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

      SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may by voted by the Savings Bank if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither treasury shares of its own stock held by the Savings Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Savings Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

      SECTION 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president. Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

      SECTION 13. NOMINATING COMMITTEE. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Savings Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Savings Bank at least five days prior to the date of the annual meeting.

Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Savings Bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

      SECTION 14. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Savings Bank at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

      SECTION 15. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III - BOARD OF DIRECTORS

      SECTION 1. GENERAL POWERS. The business and affairs of the Savings Bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

      SECTION 2. NUMBER, TERM AND AGE LIMITATION. The board of directors shall consist of seven members, and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually. No person 75 years of age or older shall be eligible for election, reelection, appointment, or reappointment to the board. Any director whose term expires at the time of an annual meeting and is 73 years of age at the time of the annual meeting may be reelected for a term not exceeding two years, and any director whose term expires at the time of an annual meeting and is 74 years of age at the time of the annual meeting may be reelected for a one-year term.

      SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall he held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

      SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Savings Bank, unless the Savings Bank is a wholly owned subsidiary of a holding company.

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      SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Savings Bank's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons. Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

      SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the Savings Bank receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice of waiver of notice of such meeting.

      SECTION 7. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

      SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

      SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

      SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Savings Bank addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

      SECTION 11. VACANCIES. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

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      SECTION 12. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

      SECTION 13. PRESUMPTION OF ASSENT. A director of the Savings Bank who is present at a meeting of the board of directors at which action on any Savings Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Savings Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

      SECTION 14. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this Section shall apply, with respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                   ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

      SECTION 1. APPOINTMENT. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

      SECTION 2. AUTHORITY. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Savings Bank, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Savings Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Savings Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

      SECTION 3. TENURE. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

      SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given

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to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

      SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

      SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

      SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

      SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Savings Bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective. No notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

      SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

      SECTION 10. OTHER COMMITTEES. The board of directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Savings Bank and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - OFFICERS

      SECTION 1. POSITIONS. The officers of the Savings Bank shall be a president, one or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Savings Bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

      SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Savings Bank shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the

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officer's death, resignation, or removal in the manner hereinafter provided.
Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the Savings Bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

      SECTION 3. REMOVAL. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Savings Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

      SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

      SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

      SECTION 1. CONTRACTS. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Savings Bank to enter into a contract or execute and deliver any instrument in the name of and on behalf of the Savings Bank. Such authority may be general or confined to specific instances.

      SECTION 2. LOANS. No loans shall be contracted on behalf of the Savings Bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

      SECTION 3. CHECKS; DRAFTS; ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Savings Bank shall be signed by one or more officers, employees or agents of the Savings Bank in such manner as shall from time to time be determined by the board of directors.

      SECTION 4. DEPOSITS. All funds of the Savings Bank not otherwise employed shall be deposited from time to time to the credit of the Savings Bank in any duly authorized depositories as the board of directors may select.

            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

      SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Savings Bank shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Savings Bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Savings Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Savings Bank. All certificates surrendered to the Savings Bank for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and

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canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Savings Bank as the board of directors may prescribe.

      SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Savings Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Savings Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Savings Bank shall be deemed by the Savings Bank to be the owner for all purposes.

                           ARTICLE VIII - FISCAL YEAR

      The fiscal year of the Savings Bank shall end on the 30th of June of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX - DIVIDENDS

      Subject to the terms of the Savings Bank's charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the Savings Bank may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - CORPORATE SEAL

      The board of directors shall provide a Savings Bank seal, which shall be two concentric circles between which shall be the name of the Savings Bank. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - AMENDMENTS

      These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the Savings Bank at any legal meeting, and (ii) receipt of any applicable regulatory approval. When the Savings Bank fails to meet its quorum requirements solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

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